UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 31, 2014

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7007 Broadway Ave., Cleveland, Ohio	44105

(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code	(216) 441-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At the July 31, 2014 special meeting of members of Third Federal Savings and Loan Association of Cleveland, MHC (the “MHC”), the mutual holding company of TFS Financial Corporation (the “Company”), the members of the MHC (depositors and certain loan customers of Third Federal Savings and Loan Association of Cleveland) voted to approve the MHC’s proposed waiver of dividends, aggregating up to $0.28 per share, to be declared on the Company’s common stock during the twelve months subsequent to the members’ approval (i.e., through July 31, 2015). The members approved the waiver by casting 68% of the eligible votes in favor of the waiver. Of the votes cast, 97% were in favor of the proposal. The MHC is the 75% majority shareholder of the Company.

Following the receipt of the members’ approval at the July 31, 2014 special meeting, the MHC will be filing a notice with, and a request for non-objection from, the Federal Reserve Bank of Cleveland for the proposed dividend waivers. Both the non-objection from the Federal Reserve Bank and the timing of the non-objection are unknown at this point.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)
Date: July 31, 2014	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer